UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2022

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-7342
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 3, 2022, the DallasNews Corporation’s (the “Company”) Board of Directors and its Compensation and Management Development Committee made modifications to the Company’s annual cash incentive program for its executive officers.  Beginning in 2022, each executive officer of the Company is eligible to receive an annual cash incentive bonus based 60% on financial metrics and 40% on individual objectives. The financial performance metrics will be weighted as follows: (i) 40% against planned net advertising and marketing services revenue; (ii) 40% against planned net circulation revenue; and (iii) 20% against planned total adjusted operating expense. Threshold, target and maximum performance and payout ranges for the revenue components are 95%, 100% and 105% respectively for performance and 10%, 100% and 200% respectively for payout. Threshold, target and maximum performance and payout ranges for the expense component is 105%, 100% and 95% respectively for performance and 10%, 100% and 200% respectively for payout.

Item 8.01. Other Events.

On March 3, 2022, the Company’s Board of Directors approved a second quarter 2022 dividend of $0.16 per share. The dividend will be payable on June 3, 2022, to shareholders of record at the close of business on May 13, 2022. A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by DallasNews Corporation on March 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2022	DALLASNEWS CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel